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                                                                    Exhibit 4.3


                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED
                             1994 STOCK OPTION PLAN

                  AMENDED AND RESTATED AS OF OCTOBER 21, 1996(1)
                  ----------------------------------------------

1. PURPOSE
   -------

      The purpose of the Plan is to benefit the Company and its shareholders by having the Company offer certain Employees a favorable opportunity to acquire shares of Stock over a period of years, thereby giving such Employees a permanent stake in the growth and prosperity of the Company, encouraging such Employees to continue their service with the Company, and motivating such Employees to devote their best efforts to the business and profitability of the Company. The Plan is not intended to qualify as an "employee stock purchase plan" within the meaning of Code Section 423.

2. DEFINITIONS
   -----------
      As used herein, the following definitions shall apply.

  (a) "Board" shall mean the Board of Directors of the Company.

  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (c) "Committee" shall mean the Company's Management Committee, as constituted from time to time, responsible for administering the Plan as set forth in
Section 6 hereof, or any other committee of the Company that succeeds to the responsibilities of administering this Plan.

  (d) "Company" shall mean Diamond Technology Partners Incorporated, a Delaware corporation.

  (e) "Date of Grant" shall mean the day and year first written in the Option Agreement relating to such Option.

  (f) "Director" shall mean any duly elected and qualified member of the Board.

  (g) "Disability" shall mean any medically determinable physical or mental impairment that, in the opinion of the Committee, based upon medical reports and other evidence satisfactory to the Committee, can reasonably be expected to prevent an Employee from performing substantially all of his customary duties of employment for a continuous period of not less than twelve (12) months.

  (h) "Employee" shall mean any salaried employee of the Company or of any "Parent" or "Subsidiary" of the Company (as such terms are defined in Section 424 of the Code); any references to employment with the Company, shall be deemed to include the Company and any Parent or Subsidiary of the Company, as the context may require.

  (i) "Exercise Price" shall mean the purchase price for shares of Stock purchased pursuant to

---------------------------

1. The Plan was first amended by resolution of the Board of Directors of the Company effective April 27, 1995; subsequently amended by resolution of the Board of Directors on February 20, 1996, and approved by the Shareholders of the Company effective as of March 28, 1996; and subsequently amended by resolution of the Board of Directors and consent of the Shareholders of the Company on October 21, 1996.

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the exercise or partial exercise of an Option.

    (j) "Fair Market Value" shall mean, with respect to the valuation of any shares of Stock, (i) if the Stock is publicly traded, the average of the closing price of the Stock for the ten (10) trading days immediately preceding the business day during which the shares of Stock are to be valued pursuant hereto, and (ii) if the Stock is not publicly traded, the fair market value of the shares of Stock as reasonably determined by the Board consistent with past practice.

    (k) "Investor Group" shall mean Safeguard Scientifics (Delaware), Inc., Technology Leaders Offshore C.V., CIP Capital L.P., and Technology Leaders L.P.

    (l) "IPO" shall mean the closing of an initial public offering of the common stock of the Company registered under the Securities Act.

    (m) "Option" shall mean any right to purchase Stock which has been granted by the Committee pursuant to the Plan.

    (n) "Option Agreement" shall mean an agreement executed by an officer of the Company and an Employee evidencing the grant of an Option.

    (o) "Option Shares" shall mean the shares of Stock transferred pursuant to the exercise of an Option.

    (p) "Optionee" shall mean any Employee who receives an Option pursuant to the Plan.

    (q) "Plan" shall mean the Diamond Technology Partners Incorporated 1994 Stock Option Plan.

    (r) "Securities Act" shall mean the Securities Act of 1933, as amended.

    (s) "Shareholders Agreement" shall mean that certain Amended and Restated Voting and Stock Restriction Agreement dated as of the 1st day of April, 1996, among the Company, the Investor Group and certain other shareholders of the Company, as amended.

    (t) "Stock" shall mean the $0.001 par value common stock of the Company or, in the event that the Company becomes a wholly-owned subsidiary of another corporation, the common stock of that entity.

    (u) "Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement dated as of March 22, 1994, by and among the Company and the Investor Group, as amended.


    (v) "Warrant" shall mean that certain Warrant to Purchase Shares of Common Stock of the Company dated March 22, 1994 and issued to Safeguard Scientifics, Inc.

3. SHARES SUBJECT TO THE PLAN
   --------------------------

        Except as provided in Section 4(a) hereof, the aggregate amount of Stock for which Options may be granted shall not exceed 5,300,000 shares less (at the time of the grant of any



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Option) all shares (i) theretofore issued to any party other than the Investor
Group or any member thereof or transferee therefrom or (ii) subject to any option.

     Any shares subject to unexercised portions of Options which shall have terminated, been cancelled, or expired may again be subject to Options. In addition, shares that have been repurchased by the Company may be subject to Options.

4. ADJUSTMENT
   ----------

 (a) The number of shares subject to the Plan and to Options shall be adjusted as follows: (i) in the event that the number of shares of outstanding Stock is changed by reason of a stock dividend, stock split, recapitalization or combination of shares, the number of shares of Stock subject to the Plan and to Options shall be proportionately adjusted; or (ii) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations pursuant to which the holders of shares of Stock surrender shares of Stock in exchange for other shares of stock or securities, there shall be substituted for each share of Stock then subject to the Plan and to Options the number and kind of shares of stock or other securities which the holders of shares of Stock are entitled to receive for each share of Stock surrendered pursuant to the transaction and the Exercise Price shall be proportionately adjusted.

 (b) The number of shares subject to the Plan and Options shall not be adjusted as a result of (i) the issuance of shares of Stock to the Investor Group, any member thereof or transferee therefrom pursuant to the exercise of any rights under the Stock Purchase Agreement or any agreement or investment provided for thereunder, or (ii) any other issuance of Stock by the Company (other than an issuance described in subsection (a) of this Section 4), it being understood that, upon such an issuance of shares of Stock pursuant to the exercise of the Warrant or otherwise, holders of Options and holders of Option Shares will suffer a corresponding dilution of their proportionate interests in the Stock.

5. ADMINISTRATION OF THE PLAN
   --------------------------

 The following provisions shall govern the administration of the Plan:

 (a) The Plan shall be administered by the Committee.

 (b) The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to the Options, to determine the form and content of Options (except to the extent the form and content of the Options are specified herein), and to make such other determinations and exercise such other powers and authority as may be necessary or advisable for the administration of the Plan. Each Option granted shall be evidenced by an Option Agreement in such form as may be determined by the Committee.

 (c) A majority of the members of the Committee eligible to act shall constitute a quorum for purposes of acting with respect to the Plan, and the action of a majority of the members present who are eligible to act at any meeting at which a quorum is present shall be deemed the action of


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the Committee.

 (d) All decisions, determinations and interpretations of the Committee made in good faith with respect to the Plan and Option Agreements shall be final and conclusive on all persons affected thereby.

 (e) Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law. The members of the Committee shall be named as insureds under any directors and officers liability insurance coverage that may be in effect from time to time.

 (f) To the extent that the aggregate Fair Market Value (as of the Date of Grant) of the Option Shares issuable under Options granted to an individual which are exercisable for the first time by such individual during any calendar yearexceeds $100,000, such Options shall be treated as options that are not "incentive stock options" under the Code.

6. ELIGIBILITY
   -----------

     The Committee is authorized to select Employees to receive Options depending on the availability of shares of Stock for which Options may be granted pursuant to the terms of the Plan. In the event Options are granted pursuant to the Plan, the Committee is authorized to select the particular Employees who will receive such Options and the number of shares of Stock under each such Option. In granting Options, the Committee shall take into consideration the contribution an Employee has made or may make to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from the Nominations Committee, the Compensation Committee, Directors and Employees with regard to these matters. In no event shall any Employee or his legal representatives, heirs, legatees, distributees or successors have any right to participate in the Plan except to such extent, if any, as the Committee shall determine. No Options will be granted to any Employee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or any parent or subsidiary corporation unless the Exercise Price is at least 110% of the Fair Market Value at the Date of Grant.


7. TERM OF THE PLAN
   ----------------

     The Plan shall continue in effect until terminated pursuant to Section 21 hereof; or until there is no more stock as to which an Option may be granted and no Options are outstanding; provided, however, that all Options must be granted within 10 years from the effective date of the Plan.

8. RESTRICTIONS ON TRANSFERS
   -------------------------

     The Options may not be transferred, assigned, pledged or hypothecated in any way, other than by reason of the death of the Optionee, and will not be subject to execution, attachment or


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similar process, except as may be provided by this Plan.  The Option Shares may be transferred, assigned, pledged or hypothecated, voluntarily, involuntarily or by operation of law, only as provided by the Shareholders Agreement.

     An Option will terminate immediately upon any attempted transfer, assignment, pledge or hypothecation of such Option in violation of this Section 8, and any attempted transfer, assignment, pledge or hypothecation of any Option Shares in violation of this Section 8 will be void without further action by the Company and have no effect.

     The Options and the Option Shares shall be subject to the terms and conditions of the Shareholders Agreements applicable to the Optionee and, as a condition to the exercise of an Option, the Optionee shall execute the Shareholders Agreement or an agreement (in such form as is required by the Company) under which the Optionee adopts and agrees to be bound by the Shareholders Agreement.

9.  RESTRICTIONS ON VOTING
    ----------------------

     As provided in the Shareholders Agreement, until the occurrence of an IPO, Option Shares will be voted by the then Chief Executive Officer of the Company, pursuant to irrevocable proxies, executed by the Optionee upon the exercise of an Option.

10. VESTING OF OPTIONS
    ------------------

     Options are exercisable only upon and after vesting. Except as provided in Section 11 hereof and except as otherwise may be specifically provided in an Option Agreement, Options granted to Partners (as defined in the Shareholders Agreement) shall vest according to the following schedule:

    (a) one-third on the first anniversary of the Date of Grant;

    (b) an additional one-third on the second anniversary of the Date of Grant; and

    (c) the remaining one-third on the third anniversary of the Date of Grant.

     Except as provided in Section 11 hereof and except as may be specifically provided in an Option Agreement, Options granted to Employees other than Partners shall fully vest upon the third anniversary of the Date of Grant.

     The above vesting schedules assume the Optionee's continuous employment with the Company. Except as provided in Section 11 hereof, no Option shall vest after the date the Optionee ceases to be an Employee for any reason, and any unvested portion of an Option theretofore held by such an Optionee shall terminate as of that date.

11. SPECIAL VESTING RULES
    ---------------------

     Notwithstanding anything to the contrary in Section 10 hereof, if an Optionee dies or suffers a Disability during the vesting period described in
Section 10 hereof and the Optionee was


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an Employee at the time of such death or Disability, the unvested portion of any Option held by such Employee shall automatically vest on the date of death or Disability.

     Notwithstanding anything to the contrary in Section 10 hereof and except as may be specifically provided in an Option Agreement, the vesting period described in Section 10 hereof will be suspended during the pendency of any bona fide leave of absence approved by the Company and the vesting period will be increased by the length of time of such leave of absence. Notwithstanding the foregoing or anything in this Plan to the contrary, any Option which would, by the operation of this paragraph, vest after the tenth anniversary of its original Date of Grant shall terminate on the tenth anniversary of its original Date of Grant and in no event shall an Optionee be permitted to exercise any Option after the tenth anniversary of the original Date of Grant. For all purposes of this Plan other than this paragraph, the "Date of Grant" and the anniversaries thereof will be adjusted with respect to any such Options as necessary to give effect to this paragraph. This paragraph shall have no effect on Options which, by their terms, are vested prior to the first day of an Optionee's leave of absence.

12. WHEN OPTIONS MAY BE EXERCISED
    -----------------------------

    (a) Except as provided in subsections (b) and (c) of this Section 12, a vested Option or the vested portion of any Option, shall be exercised, if at all, by the Optionee at any time before: (i) with respect to an Optionee who was a Partner on the Date of Grant, the seventh anniversary of its Date of Grant, and (ii) with respect to an Optionee who was not a Partner on the Date of Grant, the fifth anniversary of the Date of Grant.

    (b) If an Optionee ceases to be an Employee for any reason, such Optionee's vested Options must be exercised, if at all, not later than 90 days following the date such Optionee ceases to be an Employee. Any unvested portion of an Option terminates immediately upon the cessation of employment of the Optionee holding the Option.

    (c) The Company shall notify all Optionees of any transaction involving the sale of all the Stock; such notice to be given at such time as the Company determines under the circumstances, provided that the Optionee shall have a reasonable time to consider and effect the Optionee's choices. With respect to any Optionee who desires to exercise the vested portion of his or her Option prior to such sale and who has so notified the Company, the Company may instead pay such Optionee the excess of the amount received or to be received for the subject shares over the amount that would have been received from such Optionee upon the exercise of the vested portion of such Option. Vested Options or parts thereof shall not be exercisable after the closing of such sale and Options, vested or unvested, which are not exercised as provided above shall terminate upon the closing of such sale.

13. EXERCISE PRICE
    --------------

     The Exercise Price shall be (i) $2.00 per share for Options granted on or before January 1, 1995, and (ii) an amount per share determined by the Board for Options granted on or after January 2, 1995, until the earlier of an IPO or a change directed by the Board. As of the Date of


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Grant, the Exercise Price shall be equal to or greater than the Fair Market
Value.

14. EXERCISE OF OPTION
    ------------------

     During the Optionee's lifetime, Options shall be exercisable only by the Optionee or his legal representative or guardian. Options shall not be exercisable by the spouse of any Optionee during such Optionee's lifetime, unless such spouse is acting in his or her capacity as the legal representative or guardian of the Optionee. In the event of the Optionee's death, the Option shall be exercisable by the person or entity (including the Optionee's estate) that has obtained the Optionee's rights under the Option by will or under the laws of descent and distribution.

     Options shall be exercised if at all, by submitting to the Company (a) a Notice of Exercise in the form attached hereto as Exhibit A, (b) any other written representations, covenants, and undertakings that the Company may prescribe pursuant to the Shareholders Agreement or to satisfy securities laws and regulations or other requirements, and (c) a certified or bank cashier's check payable to the order of the Company in an amount equal to the full purchase price of the shares to be purchased.

     Upon receipt of the Notice of Exercise (subject to Sections 15, 16, and 17 of this Agreement), the Company shall issue a new certificate or certificates to the holder of the Option. The certificate or certificates for the shares as to which the Option shall have been exercised shall be registered in the name of the holder of the Option and shall be delivered to or upon the written order of the holder of the Option. The shares shall bear a legend substantially in the following form:

     "THE SHARES SUBJECT TO THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND
     VOTING RESTRICTIONS SET FORTH IN [THE SHAREHOLDERS AGREEMENT]. COPIES OF [THE SHAREHOLDERS AGREEMENT] ARE ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION. BY ACCEPTING THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE, THE HOLDER AGREES TO BE BOUND BY EACH OF THE FOREGOING AGREEMENTS AS IT MAY BE AMENDED FROM TIME TO TIME, AND BY ANY NEW AGREEMENTS ENTERED INTO BY THE CORPORATION, WHICH COVER SOME OR ALL OF THE MATTERS COVERED BY THE EXISTING AGREEMENTS AND WHICH SPECIFICALLY PROVIDE THAT THEY SUPERSEDE ANY OR ALL OF THE EXISTING AGREEMENTS."

15. SECURITIES LAW RESTRICTIONS
    ---------------------------

     The Company shall not be obligated to issue any stock certificates evidencing a transfer upon exercise of an Option, until, in the opinion of the Company and its counsel, such transfer and issuance of stock certificates will not involve any violation of applicable federal and state securities laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Stock may then be listed. Acceptance of an Option by an Optionee shall constitute the Optionee's agreement (binding on any person who succeeds to the

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Optionee's rights and obligations under the Option Agreement by reason of the
Optionee's death) that, if the Stock is not publicly traded as of the date the Option is exercised, any shares of Stock purchased upon the exercise of the Option shall be acquired for the Optionee's own account and not with a view to distribution and that each notice of the exercise of any portion of the Option shall be accompanied by a written representation and covenant signed by the Optionee, in such form as may be specified by the Company, confirming such agreement and containing such other provisions as may be prescribed by the Company. The Company may, at its election, release an Optionee from the Optionee's agreement to take for the Optionee's own account and not with a view to distribution of the shares of Stock purchased upon exercise of an Option if, in the opinion of the Company, such covenant ceases to be necessary for compliance with the applicable federal and state securities laws (including the rules and regulations promulgated thereunder) and the requirements of any stock exchange upon which the Stock may then be listed.

     If the shares purchased upon exercise of an Option are not covered by an effective registration statement under the Securities Act, the Company may place the following legend (or a legend which is substantially similar to the following legend) upon, and issue appropriate stock transfer instructions with respect to, the certificate or certificates representing the shares transferred upon exercise of the Option:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS (THE STATE LAWS"), AND SUCH SHARES MAY NOT BE TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS COVERING SUCH TRANSFER IS THEN IN EFFECT; OR (B) AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, HAS BEEN FURNISHED STATING THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE LAWS."


16. LISTING OR REGISTRATION OF STOCK
    --------------------------------

     Each Option is subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares of Stock subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting or exercise of the Option or the issuance or purchase of shares under the Option, the Option may not be exercised in whole or in part until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Company shall be under no obligation to effect or obtain any such listing, registration, qualification, consent or approval if the Board shall determine, in its discretion, that such action would not be in the best interests of the Company. The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Stock subject to an Option under any


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securities exchange or under any federal or state law, or by the effecting or obtaining of any consent or approval of any governmental body with respect to the granting or exercise of the Option or the issue or purchase of shares under the Option.

17. WITHHOLDING OF TAXES
    --------------------

     The Committee shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option, including, but not limited to, the withholding of the issuance of all or any portion of the shares of Stock subject to the Option until the holder of the Option reimburses the Company for the amount required to be withheld with respect to such taxes, cancelling any portion of the issuance of the shares of Stock subject to the Option in an amount sufficient to reimburse the Company for such amount, deducting from the Optionee's wages an amount sufficient to reimburse the Company for such amount, or taking any other action reasonably required to satisfy the withholding obligation of the Company.

18. REPURCHASE OPTION
    -----------------

     The Options and Option Shares are subject to the rights of the Company and/or certain of the Employees to repurchase or acquire the Option Shares upon the occurrence of certain events as prescribed in the Shareholders Agreement, including but not limited to death or disability of the Optionee; cessation of employment with the Company for any reason; or a transfer of the Option or Option Shares, voluntarily, involuntarily or by operation of law.

19. IPO
    ---

     Optionees shall cooperate in all respects with the Company in connection with any proposed IPO or other registration of the Stock.


20. MODIFICATION OF OPTIONS
    -----------------------

     At any time and from time to time the Committee may execute an instrument providing for modification, extension, or renewal of any outstanding Option, provided that no such modification, extension or renewal shall impair the Option in any respect without the consent of the holder of the Option.

21. AMENDMENT AND TERMINATION OF THE PLAN
    -------------------------------------

     The Committee may alter, suspend or discontinue the Plan, except that no such action may increase the benefits accruing to Employees under the Plan, increase (other than as provided in Section 4(a) hereof) the maximum number of shares permitted to be issued upon the exercise of Options, or materially modify the requirements as to eligibility for participation in the Plan unless such action is subject to approval by the shareholders of the Company.

22. SHAREHOLDER RIGHTS
    ------------------


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     A holder of an Option shall have none of the rights of a shareholder with respect to the shares of Stock subject to the Option until the transfer of such shares to him or her has been duly recorded on the stock transfer books of the Company upon the exercise of the Option.

23. CONTINUED EMPLOYMENT NOT PRESUMED
    ---------------------------------

     Nothing in the Plan or any document describing it nor the grant of an Option shall give any Optionee the right to continue in employment with the Company or affect the right of the Company to terminate the employment of any Optionee with or without cause.

24. EFFECTIVE DATE
    --------------

     The foregoing Diamond Technology Partners, Inc. 1994 Stock Option Plan is hereby adopted by the Company as of June 23, 1994.



                                       Diamond Technology Partners Incorporated




                                       By: __________________________________
                                           Melvyn E. Bergstein,
                                           Chief Executive Officer and President





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                                  EXHIBIT A

                                      TO

                   DIAMOND TECHNOLOGY PARTNERS INCORPORATED
                            1994 STOCK OPTION PLAN
               (as amended and restated as of October 21, 1996)

                              NOTICE OF EXERCISE

              (to be executed only upon exercise of the Option)

     Reference is made to the Diamond Technology Partners Incorporated Option Agreement, dated as of ________________________, 1994 (the "Option Agreement"), between Diamond Technology Partners Incorporated, a Delaware corporation (the "Company"); __________________________________________________ (the
"Optionee"). Capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Option Agreement.

 (a) The Optionee hereby irrevocably exercises the option for and Purchases _______________ shares of Stock.

 (b) The full purchase price for the shares of Stock being purchased hereunder, calculated in accordance with the Option Agreement, is $_______________, and the Optionee is delivering to the Company simultaneously with the delivery of this Notice of Exercise a certified or bank cashier's check payable to the order of the Company in such amount.

 (c) The shares of Stock being purchased hereunder are being acquired for the Optionee's own account and not with a view to distribution thereof in violation of applicable Federal or state securities laws.

 (d) The Optionee hereby agrees to be bound, with respect to the shares of Stock being purchased hereunder, by the Shareholders Agreement and agrees to execute or adopt such Shareholders Agreement as prescribed by the Company, as a condition to receipt of the Stock.

 (e) The Optionee requests that certificates for the shares of Stock being purchased hereunder be issued in the name of and delivered to the Optionee at the following address:

                          _________________________

                          _________________________

                          _________________________

                          _________________________

Dated as of ____________________           ______________________________
                                           (Signature)
                                           ______________________________
                                           (Name)


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                                             ______________________________
                                             (Signature of Spouse)
                                             ______________________________
                                             (Name)

                              AMENDMENT NUMBER ONE
                                       TO
                              AMENDED AND RESTATED
                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED
                             1994 STOCK OPTION PLAN

1. REFERENCE TO PLAN
   -----------------

     Reference is hereby made to that certain Amended and Restated Diamond Technology Partners, Inc. 1994 Stock Option Plan (the "Plan"); as used herein, the term Plan shall refer to the Plan as amended hereby. The terms used herein which are defined in the Plan shall have the meanings provided for in the Plan, unless otherwise defined herein. Except as expressly modified hereby, all of the terms and provisions of the Plan shall continue in full force and effect.

2. GOVERNANCE OF PLAN BY BOARD
   ---------------------------

     Subsection (c) of Section 2 of the Plan is hereby amended so as to read as follows:

           (c) "Committee" shall mean the Board, as constituted from time to time, which is responsible for administering the Plan as set forth in Section 6 hereof, or any committee designated by resolution of the Board which shall succeed to the responsibility of administering the Plan.

3. SHARES SUBJECT TO THE PLAN
   --------------------------

     The first paragraph of Section 3 of the Plan is hereby amended so as to read in its entirety as follows:

           Except as provided in Section 4(a) hereof, the aggregate amount of Stock for which Options may be granted shall not exceed 5,400,000 shares less (at the time of the grant of any Option):
      (i) all shares theretofore issued, and all shares subject to options theretofore granted, to any party other than the Investor Group or any member thereof or transferee therefrom; and (ii) all other shares subject to any Option.

4. VESTING
   -------

     Section 10 of the Plan is hereby amended by adding the following as the third paragraph of such section:

           Notwithstanding anything contained in this Section 10, under no circumstances may any part of any Option granted hereunder vest sooner than six months from its Date of Grant.

5. EFFECTIVE DATE
   --------------

     This Amendment to the Plan is hereby adopted by the Board of Directors, as of the 28th day of January, 1997.

                                       Diamond Technology Partners Incorporated